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                                  [Letterhead]


                                                                     EXHIBIT 5.1


                                                              LINDLEY S. BRANSON
                                                              612 343-2827

                                  July 7, 1998

Online System Services, Inc.
1800 Glenarm Place
Suite 800
Denver, CO 80202

     RE: FORM S-3 REGISTRATION STATEMENT

Ladies/Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a minimum of a minimum of 183,710 shares and a maximum of 574,281 shares of common stock, no par value (the "Shares"), of Online System Services, Inc. (the "Company" or "OSS"), issuable upon conversion of 3,000 shares of the Company's 5% Preferred Stock (the "5% Preferred Stock"), which may sold from time to time by Arrow Investors LLC (the "Selling Shareholder") for its own account.

     We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the shares of common stock, no par value, (up to a maximum of 574,281 shares) will be when issued upon the conversion of the 5% Preferred Stock legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                       Very truly yours,

                                       GRAY, PLANT, MOOTY,
                                       MOOTY & BENNETT, P.A.



                                       By  /s/ Lindley S. Branson
                                           ----------------------------------
                                           Lindley S. Branson